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                                                                   EXHIBIT 21.1

                        SUBSIDIARIES OF THE REGISTRANT

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
                           Jurisdiction of            Name(s) under which
Name of Subsidiary         Organization               Business Conducted
------------------         ------------               ------------------
Diomed, Inc.               Delaware                   Diomed, Inc.; Diomed
Diomed, Ltd.               United Kingdom             Diomed, Ltd.; Diomed
StableFile Ltd.                                       StableFile Ltd.,
                           United Kingdom             StableFile
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